Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Rentech Nitrogen Partners L.P. of our report dated January 14, 2013, relating to the financial statements of Agrifos Fertilizer L.L.C., which appears in Exhibit 99.1 of Rentech Nitrogen Partners L.P.‘s Current Report on Form 8-K/A dated October 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

April 4, 2013